EXHIBIT 11(a)



KEY ENERGY GROUP, INC.
COMPUTATION OF PER SHARE EARNINGS
THREE MONTHS ENDED MARCH 31, 1997 AND 1996
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                                                         Three Months Ended                     Three Months Ended
                                                            March 31, 1997                        March 31, 1996
                                                       -----------------------------------------------------------------

                                                                        Fully-                                Fully-
(Thousands, except per share amounts)                    Primary       Diluted                 Primary        Diluted
------------------------------------------------------------------------------------------------------------------------
Net Income and Adjusted Earnings:

Net Income before income taxes and
     minority interest                                      $3,563        $3,563                  $1,244         $1,244
Effect of interest on debentures                            -                975                  -              -

                                                       ------------   -----------            ------------   ------------
Adjusted net income before income taxes
     and minority interest                                  $3,563        $4,538                  $1,244         $1,244
                                                       ============   ===========            ============   ============

Net Income                                                  $2,365        $2,365                    $827           $827
Effect of interest on convertible
     debentures, net of tax effect                               -           649                       -              -

                                                       ============   ===========            ============   ============
Adjusted net income                                         $2,365        $3,014                    $827           $827
                                                       ============   ===========            ============   ============

Weighted Average Shares and Share Equivalents Outstanding:

Weighted average shares outstanding (as reported)           11,612        11,612                   6,981          6,981

Common Share equivalents issuable under
     stock option plans                                        563           593                        -             -
Common share equivalents issuable on assumed
     conversion of WellTech warrants                           361           395                        -             5
Common share equivalents issuable on assumed
     conversion of convertible debentures                        -         5,333                        -             -
Common share equivalents issuable on assumed
     conversion of CIT warrants                                 36            44

Weighted average shares and share
     equivalents outstanding                                12,572        17,977                   6,981          6,986

Earning per Share:

Net income before income taxes
     and minority interest                                   $0.28         $0.25                   $0.18          $0.18
Net income                                                   $0.19         $0.17                   $0.12          $0.12

KEY ENERGY GROUP, INC.
COMPUTATION OF PER SHARE EARNINGS
NINE MONTHS ENDED MARCH 31, 1997 AND 1996

                                                          Nine Months Ended                     Nine Months Ended
                                                            March 31, 1997                       March 31, 1996
                                                       -----------------------------------------------------------------

                                                                        Fully-                                Fully-
(Thousands, except per share amounts)                    Primary       Diluted                 Primary        Diluted
------------------------------------------------------------------------------------------------------------------------

Net Income and Adjusted Earnings:

Net Income before income taxes and
     minority interest                                      $8,981        $8,981                  $3,468         $3,468
Effect of interest on debentures                                  -        2,925                        -             -

                                                       ------------   -----------            ------------   ------------
Adjusted net income before income taxes
     and minority interest                              $    8,981     $  11,906            $      3,468   $      3,468
                                                       ============   ===========            ============   ============

Net Income                                                  $5,962        $5,962                  $2,321         $2,321
Effect of interest on convertible
     debentures, net of tax effect                               -         1,945                        -             -

                                                       ============   ===========            ============   ============
Adjusted net income                                         $5,962        $7,907                  $2,321         $2,321
                                                       ============   ===========            ============   ============

Weighted Average Shares and Share Equivalents Outstanding:

Weighted average shares outstanding (as reported)           10,961        10,961                   6,981          6,981

Common Share equivalents issuable under
     stock option plans                                        488           593                        -             -
Common share equivalents issuable on assumed
     conversion of WellTech warrants                           279           395                        -             5
Common share equivalents issuable on assumed
     conversion of convertible debentures                        -         5,333                        -             -
Common share equivalents issuable on assumed
     conversion of CIT warrants                                  9            22

Weighted average shares and share
     equivalents outstanding                                11,737        17,304                   6,981          6,986

Earning per Share:

Net income before income taxes
     and minority interest                                   $0.76         $0.69                   $0.50          $0.50
Net income                                                   $0.51         $0.46                   $0.33          $0.33

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